Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,347,650)
Unrealized Gain (Loss) on Market Value of Futures	313,942
Dividend Income	58
Interest Income	23
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,032,627)

Expenses
Investment Advisory Fee	$4,864
SEC & FINRA Registration Expense	620
Brokerage Commissions	615
NYMEX License Fee	202
Non-interested Directors' Fees and Expenses	64
Prepaid Insurance Expense	38
Other Expenses	16,988
Total Expenses	23,391
Expense Waiver	(15,772)
Net Expenses	$7,619
Net Gain (Loss)	$(1,040,246)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$11,374,241
Withdrawals (100,000 Units)	(3,295,986)
Net Gain (Loss)	(1,040,246)

Net Asset Value End of Period	$7,038,009
Net Asset Value Per Unit (200,000 Units)	$35.19

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502